UNITED STATES SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d)
OF THE SECURITIES EXCHANGE ACT OF 1934

Date of earliest event reported:  May 6, 2024

Commission File Number	Exact name of registrants as specified in their charters, address of principal executive offices and registrants' telephone number	IRS Employer Identification Number
1-8841	NEXTERA ENERGY, INC.	59-2449419
2-27612	FLORIDA POWER & LIGHT COMPANY	59-0247775
700 Universe Boulevard
Juno Beach, Florida 33408
(561) 694-4000

State or other jurisdiction of incorporation or organization:  Florida

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Registrants	Title of each class	Trading Symbol(s)	Name of each exchange on which registered
NextEra Energy, Inc.	Common Stock, $0.01 Par Value	NEE	New York Stock Exchange
	6.926% Corporate Units	NEE.PRR	New York Stock Exchange

Florida Power & Light Company	None

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

SECTION 5 – CORPORATE GOVERNANCE AND MANAGEMENT

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(b) Effective May 6, 2024, T. Kirk Crews II was appointed to the new role of Executive Vice President and Chief Risk Officer of NextEra Energy, Inc. (NEE) in a transition from his prior positions as Executive Vice President, Finance and Chief Financial Officer of NEE, in which he had served as NEE's principal financial officer until May 6, 2024.

(c) Effective May 6, 2024, Brian W. Bolster was appointed Executive Vice President, Finance and Chief Financial Officer of NEE to succeed Mr. Crews in those positions. In such capacities, Mr. Bolster will serve as NEE’s principal financial officer.

Mr. Bolster, age 52, served until May 2024 with Goldman Sachs & Co. LLC, a global investment banking, securities and investment management firm (GS), in a number of positions of increasing responsibility over nearly 25 years. Most recently, Mr. Bolster served with GS as Partner Managing Director, Head of Natural Resources Investment Banking (Americas), a position which he held from September 2020 until his departure. Prior to that service, Mr. Bolster served with GS as Partner Managing Director, Global Co-Head of Power, Utility and Infrastructure Investment Banking (Americas) for several years ended September 2020.

The information set forth under Item 5.02(e) of this report is incorporated by reference in this Item 5.02(c).

(e) Effective May 6, 2024, in connection with the appointment of Mr. Bolster, the Compensation Committee of the NEE Board of Directors (the Committee) approved compensation payable to Mr. Bolster for his service in his new positions for fiscal year 2024. Effective May 6, 2024, Mr. Bolster’s base salary is payable at an annual rate of $950,000 and his annual incentive plan target is 70% of his base salary. Mr. Bolster also received equity compensation awards for 2024 issued pursuant to the NextEra Energy, Inc. 2021 Long Term Incentive Plan and having a target grant date value of $3,400,000, with the following mix: 60% of the target amount is in the form of a performance share award that will vest fully on December 31, 2026; 20% is in the form of performance-based restricted stock that will vest ratably over three years commencing as of May 6, 2024; and 20% is in the form of non-qualified stock options that will vest ratably over three years commencing as of May 6, 2024. Payout of the performance share award and vesting of performance-based restricted stock are subject to NEE’s attainment of specified performance objectives. To induce Mr. Bolster to join NEE [and to offset a portion of forgone compensation from his prior employer], Mr. Bolster also received a sign-on bonus consisting of a $1,500,000 cash payment that is subject to repayment if Mr. Bolster’s employment by NEE terminates during the 36-month period following May 6, 2024 and a performance-based restricted stock award having a grant date value of $1,500,000 that vests on May 6, 2027, subject to Mr. Bolster’s continued employment by NEE until that date.

Effective May 6, 2024, the Committee also approved for Mr. Bolster in connection with his appointment: (1) Mr. Bolster’s participation in the NEE Executive Severance Benefit Plan, which provides for the payment of severance benefits to senior executives if their employment is involuntarily terminated in specified circumstances; (2) an executive retention employment agreement with NEE, which affords Mr. Bolster specified protections and benefits in the event of a change in control of NEE during a three-year transition period; (3) enhanced credits for purposes of calculating his defined benefit under NEE’s Supplemental Executive Retirement Plan; and (4) other personal benefits as are available to other executive officers.

The material terms of certain of the foregoing executive compensation plans and arrangements in which Mr. Bolster participates are described in NEE’s proxy statement on Schedule 14A filed with the Securities and Exchange Commission on April 1, 2024.

SECTION 8 - OTHER EVENTS

Item 8.01 Other Events

Effective May 6, 2024, Mr. Bolster was appointed Executive Vice President, Finance and Chief Financial Officer of Florida Power & Light Company (FPL) to succeed Mr. Crews in those positions. In such capacities, Mr. Bolster will serve as FPL's principal financial officer.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrants have duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Date:  May 6, 2024

NEXTERA ENERGY, INC.
(Registrant)

CHARLES E. SIEVING
Charles E. Sieving Executive Vice President, Chief Legal, Environmental and Federal Regulatory Affairs Officer

FLORIDA POWER & LIGHT COMPANY
(Registrant)

CHARLES E. SIEVING
Charles E. Sieving Executive Vice President
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